Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-173857) pertaining to United Therapeutics Corporation common stock,

(2)	Registration Statement (Form S-8 No. 333-182851) pertaining to the United Therapeutics Corporation Employee Stock Purchase Plan,

(3)
Registration Statements (Form S-8 No. 333-205309, Form S-8 No. 333-225942, Form S-8 No. 333-232906, Form S-8 No. 333-240156, Form S-8 No. 333-258434, Form S-8 No. 333-266478) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-229992) pertaining to the United Therapeutics Corporation 2019 Inducement Stock Incentive Plan, and

(5)	Registration Statements (Form S-8 No. 333-273590, Form S-8 No. 333-281117, Form S-8 No. 333-289068) pertaining to the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan;

of our reports dated February 25, 2026, with respect to the consolidated financial statements and schedule of United Therapeutics Corporation and the effectiveness of internal control over financial reporting of United Therapeutics Corporation included in this Annual Report (Form 10-K) of United Therapeutics Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 25, 2026